UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2010

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)

Registrant’s telephone number, including area code: (908) 423-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Agreements and Arrangements
     Tax Gross Ups Eliminated: On February 15, 2010, Merck & Co., Inc. (the “Company” or “Merck”) amended its change in control plan to eliminate gross-up payment in the event that excise taxes are imposed under Sections 280G and 4999 (“280G Excise Tax”) of the Internal Revenue Code of 1986, as amended.
     Previously, Executive Committee members employed by Merck Sharp & Dohme Corp. (“MSD”), a wholly-owned subsidiary of the Company, were provided with gross ups for 280G Excise Taxes imposed in the event of or threat of a change in control of the Company (or, until November 3, 2010, of MSD). The Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) amended the Merck & Co., Inc. Change in Control Separation Benefits Plan (the “CIC Plan”) to provide that Executive Committee members will be treated in the same manner as other participating executives. That is, payments that become due under the terms of the CIC Plan will be reduced if doing so would result in the participant retaining a larger amount of his or her benefits as compared to receiving his or her full benefits and paying the 280G Excise Tax. Under the amendment procedures of the CIC Plan, this amendment will not apply if, generally, a change in control occurs before February 14, 2011.
     Double Trigger Vesting of Options, RSUs Adopted: Also on February 15, 2010, the Board amended the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (“MSD 2007 ISP”) to provide that options (other than certain performance options) and Restricted Stock Units (“RSUs”) granted thereafter generally will vest upon a change in control only if the grantee’s employment is involuntarily terminated without cause within 24 months following a change in control. Previously granted options and RSUs generally vest immediately on a change in control. If options and RSUs are not continued after the change in control, the prior treatment is unchanged.
     The forgoing is qualified by reference to the full texts of the amendments, copies of which are attached to this report as exhibits and are incorporated by reference in this Item 5.02. Copies of the full CIC Plan and MSD 2007 ISP can be found as Exhibits 10.14 and 10.7, respectively, to the Company’s current report on Form 8-K filed on November 4, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Amendment 1 to Merck & Co., Inc. Change in Control Separation Benefits Plan

10.2	Amendment 1 to Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan

10.3	Terms for 2010 Stock Option Quarterly, Annual Grants under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan or Schering-Plough 2006 Stock Incentive Plan

10.4	Terms for 2010 Restricted Stock Unit Quarterly, Annual Grants Under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan or Schering-Plough 2006 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 18, 2010

Merck & Co., Inc.
By:	/s/ Debra A. Bollwage
	Name:	Debra A. Bollwage
	Title:	Senior Assistant Secretary

INDEX TO EXHIBITS

Number	Description

10.1	Amendment 1 to Merck & Co., Inc. Change in Control Separation Benefits Plan

10.2	Amendment 1 to Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan

10.3	Terms for 2010 Stock Option Quarterly, Annual Grants under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan or Schering-Plough 2006 Stock Incentive Plan

10.4	Terms for 2010 Restricted Stock Unit Quarterly, Annual Grants Under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan or Schering-Plough 2006 Stock Incentive Plan